Exhibit 99.1

197398 Black Spade Acquisition II Co Draft Proxy Card Rev2 - Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2025

Vote by Internet - QUICK ◻◻◻ EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

BLACK SPADE ACQUISITION II CO

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit: **https://www.cstproxy.com/blackspadeacquisitionii/2025**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Votes submitted by mail must be received by 9:00 a.m., Eastern Time, on , 2025.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

◻ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ◻

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

Please mark like this your votes X

Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to ratify, approve and adopt by way of ordinary resolution the Business Combination Agreement, dated as of January 27, 2025, by and among Black Spade Acquisition II Co ("Black Spade II"), The Generation Essentials Group ("TGE") and WME Merger Sub Limited ("Merger Sub"), as may be amended, supplemented or restated from time to time (the "Business Combination Agreement"), and the transactions contemplated therein (the "Transactions"), including the merger whereby Merger Sub will merge with and into Black Spade II, with Black Spade II surviving the merger as a wholly owned subsidiary of TGE and the securityholders of BSII becoming securityholders of TGE (the "Business Combination") (the "Business Combination Proposal"). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Merger Proposal — to consider and vote upon a proposal to authorize and approve by way of special resolution the Plan of Merger made in accordance with the provisions of Section 233 of the Companies Act (As Revised) of the Cayman Islands (the "Plan of Merger") and the Business Combination (the "Merger Proposal"). A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal by way of ordinary resolution to adjourn the Meeting to a later date or dates to be determined by the chairman of the Meeting, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Meeting, there are not sufficient votes to approve one or more of the Business Combination Proposal, the Merger Proposal, or if holders of Class A ordinary shares of Black Spade II (the "BSII Class A Ordinary Shares") have elected to redeem an amount of BSII Class A Ordinary Shares such that Black Spade II would have less than $5,000,001 of net tangible assets.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature____________ Signature, if held jointly____________ Date________2025.

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.

2025  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS BLACK SPADE ACQUISITION II CO The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated , 2025 , in connection with the Extraordinary General Meeting of Shareholders (the “Shareholders' Meeting”) of Black Spade Acquisition II Co to be held at 9 : 00 a . m . Eastern Time on , 2025, via a virtual meeting at https://www.cstproxy.com/blackspadeacquisitionii/2025 , and hereby appoints and , and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of the Company registered in the name provided, which the undersigned is entitled to vote at the Shareholders' Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present . Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus . THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 , 2 AND 3 . PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY . THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER . IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” 1 , 2 , 3 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF . THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU . (Continued and to be marked, dated and signed on the other side) Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders of Black Spade Acquisition II Co to be held on , 2025 To view the the Proxy Statement and to Attend , please go to: https://www.cstproxy.com/blackspadeacquisitionii/2025 197398 Black Spade Acquisition II Co Draft Proxy Card Rev2 - Back